Exhibit 10.1

Omnibus Limited Consent, JOINDER AND Amendment No. 4 to AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND AMENDMENT NO. 3 TO PLEDGE AGREEMENT

This OMNIBUS LIMITED CONSENT, JOINDER AND Amendment No. 4 TO AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT AND AMENDMENT NO. 3 TO PLEDGE AGREEMENT (this “Agreement”) is made as of this 10th day of September, 2019, by and among MOHAWK GROUP Holdings, INC., a Delaware corporation ("Mohawk Holdco"), MOHAWK GROUP, INC., a Delaware corporation (“Mohawk”), each of Mohawk’s direct and indirect subsidiaries set forth on the signature pages hereto (each being referred to herein individually as an “Original Borrower”, and collectively as “Original Borrowers”), AUSSIE HEALTH CO, LLC, a Delaware limited liability company (“New Borrower”, and New Borrower, together with the Original Borrowers, the “Borrowers”), MIDCAP FUNDING IV TRUST, a Delaware statutory trust, as agent (in such capacity and together with its permitted successors and assigns, the “Agent”), and the Lenders party hereto constituting the Required Lenders.

RECITALS

A.Agent, Lenders and Original Borrowers are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 23, 2018 (as amended by that certain Omnibus Amendment No. 1 to Amended and Restated Credit and Security Agreement and Amendment No. 2 to Pledge Agreement, dated as of December 31, 2018, that certain Amendment No. 2 to Amended and Restated Credit and Security Agreement, dated as of March 29, 2019 and that certain Amendment No. 3 to Amended and Restated Credit and Security Agreement, dated as of May 13, 2019 and as further amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to the Original Borrowers and certain of their Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Mohawk Holdco, Mohawk and Agent have entered into that certain Pledge Agreement, dated as of October 16, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Original Pledge Agreement”; the Original Pledge Agreement, as amended hereby, the “Pledge Agreement”), pursuant to which the Pledgors (as defined therein) have granted to Agent a security interest in certain equity interests set forth therein to secure the Obligations under the Credit Agreement.

C.Original Borrowers have formed New Borrower as a new Subsidiary of Mohawk.

D.Original Borrowers have requested that Agent and the Lenders amend the Credit Agreement and the Pledge Agreement to join New Borrower as a party to the Credit Agreement as a Borrower, as a party to the Pledge Agreement as an Issuer, and the other applicable Financing Documents, in each case, on and subject to the terms hereof.

E.New Borrower plans to enter into that certain Asset Purchase Agreement, dated as of September 10, 2019 and attached hereto as Exhibit A (the “Aussie Health Acquisition Agreement”), by and among New Borrower, Lukla Ventures Ltd, a Hong Kong company (“Seller”) and the Shareholders party thereto pursuant to which New Borrower will acquire certain assets from Seller (the “Aussie Health Acquisition”).

F.Pursuant to Section 5.7 of the Original Credit Agreement, the Borrowers are not permitted to acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments.

G.Borrowers have requested, and Agent and Lenders constituting at least the Required Lenders have agreed, on and subject to the terms and conditions set forth in this Agreement, to, among other things, (i) consent to the Borrowers entering into the Aussie Health Acquisition Agreement and the consummation of the Aussie Health Acquisition, (ii) consent to the issuance by New Borrower of a Non-Negotiable Promissory Note in the form attached hereto as Exhibit B to Seller in an aggregate initial principal amount of $195,000 (the “Aussie Health Seller Note”), which Aussie Health Seller Note shall be subordinated to the Obligations pursuant to a Subordination Agreement entered into on the date hereof, (iii) join New Borrower to the Credit Agreement, the Pledge Agreement and the other applicable Financing Documents and (iv) amend certain terms of the Original Credit Agreement, all in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, the Lenders and Borrowers hereby agree as follows:

1.Recitals.  This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby.  The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.Limited Consent.  At the request of and as an accommodation to the Borrowers, subject to the satisfaction of the conditions, including, without limitation, the conditions set forth in Section 9, and in accordance with the terms set forth in this Agreement, Agent and each Required Lender hereby consents to (a) the New Borrower entering into the Aussie Health Acquisition Agreement and the consummation of the Aussie Health Acquisition in accordance with the terms of the Aussie Health Acquisition Agreement and (b) the incurrence of Subordinated Debt under the Aussie Health Seller Note in accordance with the terms thereof and the terms of the Aussie Health Subordination Agreement.  The consents set forth in this Section 2 is effective solely for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (1) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or of any other Financing Document; (2) prejudice any right that Agent or the Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (3) constitute a consent to or waiver of any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement or any other Financing Documents, (4) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit or (5) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3.Joinder.

(a)Subject to the satisfaction of the conditions precedent set forth in Section 9, New Borrower hereby assumes the Obligations under the Credit Agreement and joins in, adopts and becomes (i) a Borrower under the Credit Agreement and any Notes, (ii) an Issuer (as defined in the Pledge Agreement) under the Pledge Agreement, and (iii) party to the other Financing Documents applicable to it as a Borrower.  Each party hereto agrees that all references to “Borrower” or “Borrowers” contained in the Financing Documents are hereby deemed for all purposes to also refer to and include New Borrower as a Borrower, and New Borrower hereby agrees to comply with all of the terms and conditions of the Financing Documents as if New Borrower was an original signatory thereto.

(b)Notwithstanding the foregoing, unless Agent shall otherwise agree in writing in its reasonable discretion, no Accounts or Inventory of New Borrower shall be included as Eligible Accounts or Eligible Inventory until a field examination (and, if required by Agent, an Inventory appraisal) with respect thereto has been completed to the reasonable satisfaction of Agent, including the establishment of reserves required in Agent’s reasonable discretion; provided that field examinations and appraisals in connection with the joinder of New Borrower shall not count against the limited number of field examinations or appraisals for which expense reimbursement may be sought under the Credit Agreement.

4.Amendments to Original Credit Agreement.  Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 9 below, the Original Credit Agreement is hereby amended as follows:

(a)The following definitions are hereby added to Section 1.1 of the Original Credit Agreement in their respective alphabetic order:

“Aussie Health Acquisition Agreement” has the meaning set forth in the Fourth Amendment.

“Aussie Health Seller Note” has the meaning set forth in the Fourth Amendment.

“Aussie Health Subordination Agreement” means that certain Subordination Agreement, dated as of the Fourth Amendment Effective Date, among the parties signatory thereto, as subordinated creditors, Agent and Borrowers, as such document may be amended, restated, supplemented or otherwise modified from time to time after the date hereof.

“Fourth Amendment” means that certain Omnibus Limited Consent, Joinder and Amendment No. 4 to Amended and Restated Credit and Security Agreement and Amendment No. 3 to Pledge Agreement, dated as of September 10, 2019, among Borrowers, Agent and Lenders.

“Fourth Amendment Effective Date” means the first date on which all of the conditions set forth in Section 9 of the Fourth Amendment are satisfied.

(b)The definition of “Subordinated Debt Documents” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

"Subordinated Debt Documents" means (a) the Aussie Health Seller Note and (b) each other document or agreement evidencing and/or securing Debt governed by a Subordination Agreement or otherwise by its terms subordinated to the Obligations, all of which documents must be in form and substance acceptable to Agent in its sole discretion.  As of the Closing Date, there are no Subordinated Debt Documents.

(c)The definition of “Subordination Agreement” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

"Subordination Agreement" means (a) the Aussie Health Subordination Agreement and (b) any other agreement between Agent and another creditor of Borrowers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, pursuant to which the Debt owing from any Borrower(s) and/or the Liens securing such Debt granted by any Borrower(s) to such creditor are subordinated in any way to the Obligations and the Liens created under the Security Documents, the terms and provisions of such Subordination Agreements to have been agreed to by and be acceptable to Agent in the exercise of its sole discretion.

(d)Section 4.1(d) is hereby amended by adding the following sentence at the end thereof:

“Notwithstanding anything to the contrary herein, documents required to be delivered pursuant to Section 4.1(d) (to the extent any such documents are included in materials filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrowers posts such documents, or provides a link thereto, on Borrowers’ website on the Internet at Borrowers’ website address.”

(e)Attached hereto as Exhibit C are supplements to the Schedules to the Original Credit Agreement and setting forth the relevant information with respect to New Borrower which are added to the information set forth on Schedules to the Original Credit Agreement to which they apply and shall be deemed attached thereto and become a part thereof.

5.Amendment to Pledge Agreement.  Each Borrower, including New Borrower, hereby agrees that the schedules attached hereto as Exhibit D are true and correct as of the date hereof and reflect the joinder of New Borrower as an Issuer under the Pledge Agreement and shall be deemed to be added to the schedules of the same number in the Pledge Agreement and shall be deemed attached thereto and become a part thereof.

6.Grant of Security Interest.  Consistent with the intent of the parties and in consideration of the accommodations set forth herein, as further security for the prompt payment in full of all Obligations, and without limiting any other grant of a Lien and security interest in a Security Document, New Borrower hereby collaterally assigns and grants to Agent, for the benefit of itself and Lenders, and subject only to Permitted Liens, a continuing first priority Lien on and security interest in, upon, and to all of New Borrower’s right, title and interest in and to all of New Borrower’s assets, including without limitation, all of New Borrower’s right, title, and interest in and to the following, whether now owned or hereafter created, acquired or arising:

(a)all goods, Accounts (including health-care insurance receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims (including each such claim listed on Schedule 9.2(d)), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, securities accounts, fixtures, letter of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located,

(b)all of New Borrower's books and records relating to any of the foregoing; and

(c)any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

New Borrower hereby authorizes Agent to file UCC-1 financing statements against New Borrower covering the Collateral owned by New Borrower in such jurisdictions as Agent shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Agent hereunder.

7.Representations and Warranties; Reaffirmation of Security Interest. Each Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement.   Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than Permitted Liens.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.  Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of such Borrower, and are enforceable against such Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

8.Costs and Fees.  Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

9.Conditions to Effectiveness.  This Agreement shall become effective as of the date on which Agent has received each agreement, document and instrument set forth in this section, each in form and substance satisfactory to Agent, including the satisfaction of the following conditions precedent, each to the satisfaction of Agent in its sole discretion:

(a)Borrowers shall have delivered to Agent this Agreement, duly executed by an authorized officer (or authorized signatory) of each Borrower;

(b)Agent shall have received the Aussie Health Subordination Agreement, duly executed by as subordinated creditors party thereto, Agent and Borrowers;

(c)Agent shall have received a fully executed copy of the Aussie Health Acquisition Agreement and all other material agreements, documents or instruments pursuant to which the Aussie Health Acquisition is to be consummated, any schedules to such agreements, documents or instruments and all other material ancillary agreements, instruments and documents to be executed or delivered in connection therewith;

(d)Substantially concurrently with the effectiveness of this Agreement, the Aussie Health Acquisition has been consummated (i) in all material respects in accordance with the terms of the Aussie Health Acquisition Agreement and (ii) in accordance with applicable Law (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(e)an Intellectual Property Security Agreement executed by New Borrower;

(f)the certificate from an officer (or another authorized person) of New Borrower certifying as to (i) the names and signatures of each officer or authorized signatories of the New Borrower authorized to execute and deliver this Agreement and all documents executed in connection therewith, (ii) the Organizational Documents (as defined in the Credit Agreement) of New Borrower attached to such certificate are complete and correct copies of such Organizational Documents as in effect on the date of such certification, (iii) the resolutions of New Borrower’s board of directors or other appropriate governing body approving and authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection therewith, and (iv) certificates attesting to the good standing of New Borrower in each applicable jurisdiction, together with, if applicable, related tax certificates;

(g)for the New Borrower, current UCC searches from the Secretary of State of its jurisdiction of organization with results reasonably acceptable to Agent;

(h)Agent shall have received a duly executed legal opinion of New Borrower’s counsel, addressed to Agent and Lenders, addressing matters Agent may reasonably request;

(i)all of the representations and warranties of Borrowers set forth herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(j)no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);

(k)executed copies of all consents and amendments required under the terms of the Horizon Term Loan Credit Agreement in connection with the Aussie Health Acquisition and the Aussie Health Seller Note, in each case, in form and substance reasonably satisfactory to Agent; and

(l)Borrowers shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request, including, without limitation, any agreements, instruments and other documents necessary to ensure that Agent receives a perfected Lien in all of to the extent required by the Credit Agreement.

10.Post-Closing Requirements.  New Borrower hereby covenants and agrees that it shall:

(a)by the date that is thirty (30) days following the date hereof (or such later date as Agent may agree in its sole discretion in writing), provide Agent with insurance certificates and endorsements, naming Agent as additional insured, assignee or lender loss payee, as applicable, as required by Section 4.4 of the Credit Agreement; and

(b)by the date that is thirty (30) days following the date hereof (or such later date as Agent may agree in its sole discretion in writing), provide Agent with fully executed Deposit Account Control Agreements for the deposit accounts of the New Borrower, as and to the extent required by Section 5.14 of the Credit Agreement; provided, that until the New Borrower has provided such Deposit Account Control Agreements or evidence of closure, Borrowers shall not permit the funds held in the New Borrower’s Deposit Accounts to exceed the amount(s) reasonably necessary for New Borrower to maintain solvency, assets, level of income, working capital, or its financial condition in the Ordinary Course of Business.

Credit parties hereby agree that failure to comply with the requirements set forth in Section 10 of this Agreement shall constitute an immediate and automatic Event of Default.

11.Release.  In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Lenders in connection therewith.

12.No Waiver or Novation.  The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or the other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

13.Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (other than to such Borrower’s current and prospective direct and indirect financing sources, acquirors and holders of Debt of Credit Parties and the Credit Parties’ direct and indirect equityholders, and its and their respective attorneys, advisors, directors, managers and officers on a need-to-know basis ,  as otherwise may be required by law or in connection with the resolution of a dispute brought hereunder involving a Credit Party and any of Agent, any Lender, any Participant or in connection with any public or regulatory filing requirement relating to the Financing Documents) without Agent’s prior written consent.  Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower, any Lender or the Agent.

14.Affirmation.  Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by such Borrower.  Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

15.Miscellaneous.

(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement.  Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by each Borrower.

(b)GOVERNING LAW.  THIS AGREEMENT AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(c)Incorporation of Credit Agreement Provisions.  The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(d)Headings.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(e)Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.

(f)Entire Agreement.The Credit Agreement, as amended hereby, and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(g)Severability.  In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(h)Successors/Assigns.  This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

		By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

LENDER:	MIDCAP FUNDING IV TRUST

	By:	Apollo Capital Management, L.P.,
its investment manager

	By:	Apollo Capital Management GP, LLC,
its general partner

		By:	/s/ Maurice Amsellem	(SEAL)
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

ORIGINAL BORROWERS:	MOHAWK GROUP HOLDINGS, INC.
MOHAWK GROUP, INC.
XTAVA LLC
SUNLABZ LLC
RIF6 LLC
VREMI LLC
HOMELABS LLC
VIDAZEN LLC
URBAN SOURCE LLC
ZEPHYRBEAUTY LLC
DISCOCART LLC
VUETI LLC
PUNCHED LLC
SWEETHOMEDEALZ LLC
KITCHENVOX LLC
EXORIDER LLC
KINETIC WAVE LLC
3GIRLSFROMNY LLC
CHICALLEY LLC
BOXWHALE, LLC

	By:	/s/ Yaniv Sarig	(SEAL)
Name: Yaniv Sarig
Title: Chief Executive Officer

NEW BORROWER:	AUSSIE HEALTH CO, LLC

	By:	/s/ Fabrice Hamaide	(SEAL)
Name: Fabrice Hamaide
Title: Chief Financial Officer